Exhibit 99.1

Analog Devices Reports Second Quarter 2017 Results

NORWOOD, Mass.--(BUSINESS WIRE)--May 31, 2017--Analog Devices, Inc. (NASDAQ: ADI), today announced financial results for its second quarter of fiscal year 2017, which ended April 29, 2017.

“The second quarter of 2017 was a period of significant success,” said Vincent Roche, President and CEO. “Business conditions during the quarter were strong, and our results were above the high end of our revised guidance range led by broad-based strength, particularly in the industrial end market. In addition, we closed the acquisition of Linear Technology Corporation and are on track with our integration activities. This acquisition creates a high-performance analog industry powerhouse, and I am confident that we are well on our way to creating tremendous value for our customers, employees, and shareholders.”

“Looking ahead to the July quarter, we continue to see signs of good business conditions and are planning for revenue in the third quarter of 2017, our first full quarter with Linear Technology, to be in the range of $1.34 billion to $1.42 billion on a GAAP basis, and $1.37 billion to $1.45 billion on a non-GAAP basis.”

ADI also announced that the Board of Directors has declared a quarterly cash dividend of $0.45 per outstanding share of common stock, representing an annual dividend per share of $1.80. The dividend will be paid on June 20, 2017 to all shareholders of record at the close of business on June 9, 2017.

Supplemental schedules relating to our second quarter fiscal 2017 results are also available on our investor site at investor.analog.com.

Results for the Second Quarter of Fiscal Year 2017

  GAAP revenue totaled $1.1 billion, with a contribution of $147.5 million from Linear Technology; Non-GAAP revenue totaled $1.2 billion, with a $208.3 million contribution from Linear Technology
  GAAP gross margin of 55.8% of revenue; Non-GAAP gross margin of 69.3% of revenue
  GAAP operating margin of 12.7% of revenue; Non-GAAP operating margin of 37.9% of revenue
  GAAP diluted EPS of $0.27; Non-GAAP diluted EPS of $1.03

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the second quarter of fiscal year 2017, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market is provided on Schedule D.

Outlook for the Third Quarter of Fiscal Year 2017
The following statements are based on current expectations, and as indicated, are presented on a GAAP and non-GAAP basis. These statements are forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenue	$1.34B to $1.42B	$30 million (1)	$1.37B to $1.45B
Gross Margin	52% to 54%	$252 million (2)	69% to 70%
Operating Expenses	$558 million to $568 million	$128 million (3)	$430 million to $440 million
Operating Margins	10% to 14%		38% to 40%
Interest & Other Expense	$70.0 million	-	$70.0 million
Tax Rate	approx. 49% to 86%	$11 million (4)	approx. 10.0%
Earnings per Share*	$0.02 to $0.17	$1.04 (5)	$1.07 to $1.21

* The sum of the individual per share amounts may not equal the total due to rounding.

(1) Non-GAAP revenue adds back $30 million of deferred revenues related to shipments of Linear Technology products by distributors to end customers that were received by the distributors prior to ADI’s acquisition of Linear Technology

(2) Non-GAAP gross margin excludes $252 million of costs comprised of the following:

  $187 million of amortization of step up through cost of sales
  $35 million amortization of purchased intangible assets
  $21 million deferred revenues, net of related costs, for shipments of Linear Technology products by distributors to end customer that were received by distributors prior to ADI’s acquisition of Linear Technology
  $8 million depreciation of step up value on purchased fixed assets
  $1 million fair value adjustment associated with the replacement of share-based awards in ADI’s acquisition of Linear Technology

(3) Non-GAAP operating expenses exclude $128 million of costs comprised of the following:

  $112 million amortization of purchased intangible assets
  $11 million fair value adjustment associated with the replacement of share-based awards in ADI’s acquisition of Linear Technology
  $5 million of transaction related costs associated with the Company’s acquisition of Linear Technology

(4) Non-GAAP tax rate excludes the tax effects of the reconciling adjustments noted in the three footnotes above and $51 million of discrete items in the quarter

(5) Non-GAAP earnings per share includes $1.04, which represents the net impact of the non-GAAP adjustments noted above on a per share basis consisting of:

  the deferred revenues, net of related costs, for shipments of Linear Technology products by distributors to end customers that were received by distributors prior to ADI’s acquisition of Linear Technology ($0.06)
  acquisition-related expenses including amortization of step up value of inventory and purchased intangible assets, depreciation of step up value on purchased fixed assets, and the fair value adjustment associated with the replacement of share-based awards in ADI’s acquisition of Linear Technology ($0.94)
  acquisition-related transaction costs ($0.01)
  the effect on income tax of the prior items ($0.10)
  and the impact of discrete tax items ($0.14).

Conference Call Scheduled for Today, Wednesday, May 31, 2017 at 10:00 am ET
ADI will host a conference call to discuss second quarter fiscal 2017 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 99084395, or by visiting investor.analog.com.

Non-GAAP Financial Information
This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedules E and F of this press release provides the reconciliation of the Company’s historical non-GAAP measures to their most comparable GAAP measures.

Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.

The following item is included in our Non-GAAP revenue, non-GAAP gross margin, and non-GAAP diluted earnings per share:

Acquisition-Related Deferred Revenue: Deferred revenue related to shipments of Linear Technology products by distributors to end customers that were received by the distributors prior to the Company’s acquisition of Linear Technology. Business combination accounting principles require the write down of deferred revenue in conjunction with the acquisition. We included these revenues in our non-GAAP measures because they relate to a specific transaction and are reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include the fair value adjustment associated with the replacement of share-based awards in the Linear Technology acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.

Acquisition-Related Transaction Costs: Costs incurred as a result of the Linear Technology acquisition, including legal, accounting and other professional fees directly related to the acquisition. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Restructuring-Related Expenses: These expenses are incurred in connection with facility closures, consolidation of manufacturing facilities, severance, and other cost reduction efforts. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

The following items are excluded from our non-GAAP other expense and non-GAAP diluted earnings per share:

Amortization of Deferred Financing Costs: In the third quarter of fiscal 2016, in connection with the Linear Technology acquisition, the Company obtained bridge financing commitments and incurred financing fees which were amortized into interest expense over the term of the bridge financing commitments. In the first quarter of fiscal 2017, the Company replaced a portion of the bridge financing commitments with $2.1 billion of senior unsecured notes. As a result, the Company accelerated $7.2 million of the unamortized bridge financing commitment fees into interest expense. We excluded these costs from our non-GAAP measures because they are not reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP diluted earnings per share:

Tax-Related Items: Tax adjustments associated with the non-GAAP items discussed above as well as a discrete tax item related to the release of a state tax credit valuation allowance resulting from the Company’s acquisition of Linear Technology. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. In addition, the Company’s non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

About Analog Devices
Analog Devices designs and manufactures semiconductor products and solutions. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure and connect. Visit http://www.analog.com.

Forward Looking Statements
This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding expected revenue, earnings per share, gross margin, operating expenses, interest and other expense, tax rate, and other financial results, expected operating leverage, production and inventory levels, expected market trends, and expected customer demand and order rates for our products and expected benefits and synergies of the acquisition of Linear Technology Corporation (“Linear Technology”), including expected growth rates of the combined companies, expected product offerings, product development, marketing position and technical advances resulting from the transaction. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, higher than expected or unexpected costs associated with or relating to the acquisition of Linear Technology and the integration of the businesses; the risk that expected benefits, synergies and growth prospects of the acquisition may not be fully achieved in a timely manner, or at all; the risk that Linear Technology’s business may not be successfully integrated with Analog Devices’; the risk that we will be unable to retain and hire key personnel; and the risk that disruption resulting from the acquisition may adversely affect our business and relationships with our customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

(ADI-WEB)

Analog Devices, Second Quarter, Fiscal 2017

Schedule A
Revenue and Earnings Summary (Unaudited)
(In thousands, except per-share amounts)

	Three Months Ended
	2Q 17	1Q 17	2Q 16
	April 29, 2017	Jan. 28, 2017	April 30, 2016
Revenue	$1,147,982	$984,449	$778,766
Year-to-year change	47%	28%	(5)%
Quarter-to-quarter change	17%	(2)%	1%
Cost of sales (1)	507,539	335,945	267,863
Gross margin	640,443	648,504	510,903
Gross margin percentage	55.8%	65.9%	65.6%
Year-to-year change (basis points)	(980)	390	(80)
Quarter-to-quarter change (basis points)	(1,010)	(50)	360
Operating expenses:
R&D (1)	235,232	183,954	160,235
Selling, marketing and G&A (1)	190,686	130,659	112,186
Amortization of intangibles	68,690	18,160	17,419
Special charges	—	49,463	13,684
Total operating expenses	494,608	382,236	303,524
Total operating expenses percentage	43.1%	38.8%	39.0%
Year-to-year change (basis points)	410	210	300
Quarter-to-quarter change (basis points)	430	790	230
Operating income	145,835	266,268	207,379
Operating income percentage	12.7%	27.0%	26.6%
Year-to-year change (basis points)	(1,390)	170	(370)
Quarter-to-quarter change (basis points)	(1,430)	(860)	130
Other expense	59,121	32,959	12,469
Income before income tax	86,714	233,309	194,910
(Benefit) provision for income taxes	(6,850)	16,180	24,337
Tax rate percentage	(7.9)%	6.9%	12.5%
Net income	$93,564	$217,129	$170,573

Shares used for EPS - basic	341,316	308,786	308,790
Shares used for EPS - diluted	345,654	313,076	312,250

Earnings per share - basic	$0.27	$0.70	$0.55
Earnings per share - diluted	$0.27	$0.69	$0.55

Dividends paid per share	$0.45	$0.42	$0.42

(1) Includes stock-based compensation expense as follows:
Cost of sales	$2,566	$1,944	$1,986
R&D	$11,910	$7,021	$6,646
Selling, marketing and G&A	$8,010	$7,564	$7,327

Analog Devices, Second Quarter, Fiscal 2017

Schedule B
Selected Balance Sheet Information (Unaudited)
(In thousands)

	2Q 17	1Q 17	2Q 16
	April 29, 2017	Jan. 28, 2017	April 30, 2016
Cash & short-term investments	$6,188,372	$6,317,066	$3,754,081
Accounts receivable, net	630,353	472,511	398,979
Inventories (1)	647,858	365,586	399,459
Other current assets	68,884	78,570	75,355
Total current assets	7,535,467	7,233,733	4,627,874
PP&E, net	1,089,319	628,924	626,162
Investments	55,815	48,690	50,680
Goodwill	12,269,501	1,677,399	1,639,165
Intangible assets, net	5,587,862	529,516	548,374
Other	84,719	85,109	78,037
Total assets	$26,622,683	$10,203,371	$7,570,292

Deferred income on shipments to distributors, net	$377,792	$356,666	$317,290
Other current liabilities	750,321	454,960	367,310
Debt, current	4,321,169	—	—
Long-term debt	8,572,364	3,805,400	1,731,336
Deferred income taxes	2,431,410	125,196	243,263
Other non-current liabilities	203,032	154,718	37,392
Shareholders' equity	9,966,595	5,306,431	4,873,701
Total liabilities & equity	$26,622,683	$10,203,371	$7,570,292

(1) Includes $3,007, $2,553, and $2,719 related to stock-based compensation in 2Q17, 1Q17, and 2Q16, respectively.

Analog Devices, Second Quarter, Fiscal 2017

Schedule C
Cash Flow Statement (Unaudited)
(In thousands)

	Three Months Ended
	2Q 17	1Q 17	2Q 16
	April 29, 2017	Jan. 28, 2017	April 30, 2016
Cash flows from operating activities:
Net Income	$93,564	$217,129	$170,573
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation	48,772	34,379	33,483
Amortization of intangibles	88,770	19,947	18,440
Stock-based compensation expense	22,486	16,529	15,959
Cost of goods sold for inventory acquired	121,113	—	—
Other non-cash activity	11,078	13,071	500
Excess tax benefit - stock options	(17,851)	(8,102)	(3,212)
Deferred income taxes	(79,980)	(7,055)	539
Changes in operating assets and liabilities	233,512	28,594	83,921
Total adjustments	427,900	97,363	149,630
Net cash provided by operating activities	521,464	314,492	320,203
Percent of revenue	45.4%	31.9%	41.1%

Cash flows from investing activities:
Purchases of short-term available-for-sale investments	(378,540)	(326,908)	(1,939,750)
Maturities of short-term available-for-sale investments	1,247,493	1,844,380	1,522,688
Sales of short-term available-for-sale investments	69,787	287,601	102,316
Additions to property, plant and equipment	(46,929)	(28,337)	(25,517)
Payments for acquisitions, net of cash acquired	(9,686,497)	(1,036)	(2,203)
Change in other assets	(6,117)	(5,946)	(2,746)
Net cash (used for) provided by investing activities	(8,800,803)	1,769,754	(345,212)

Cash flows from financing activities:
Proceeds from derivative instruments	—	3,904	—
Proceeds from debt	9,083,858	2,072,306	—
Payments for deferred financing fees	—	(5,625)	—
Dividend payments to shareholders	(139,314)	(129,683)	(129,925)
Repurchase of common stock	(23,874)	(3,106)	(213,650)
Proceeds from employee stock plans	52,841	34,432	16,480
Excess tax benefit - stock options	17,851	8,102	3,212
Change in other financing activities	(2,237)	2,221	(2,786)
Net cash provided by (used for) financing activities	8,989,125	1,982,551	(326,669)
Effect of exchange rate changes on cash	694	(666)	898

Net increase (decrease) in cash and cash equivalents	710,480	4,066,131	(350,780)
Cash and cash equivalents at beginning of period	4,987,263	921,132	1,470,442
Cash and cash equivalents at end of period	$5,697,743	$4,987,263	$1,119,662

Analog Devices, Second Quarter, Fiscal 2017

Schedule D
Revenue Trends by End Market (Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated.  As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods.  Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market. The Company is in the process of integrating Linear results into our systems and end market classifications. As a result revenues of Linear from March 10, 2017, the acquisition date, through the end of the Company's second quarter of fiscal 2017 are presented separately in the table below.

	Three Months Ended
	April 29, 2017				Jan. 28, 2017	April 30, 2016
	Revenue	% *	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$462,913	46%	15%	20%	$402,585	$384,706
Automotive	150,418	15%	8%	9%	138,764	138,398
Consumer	205,444	21%	(24)%	156%	270,146	80,385
Communications	181,744	18%	5%	4%	172,954	175,277
Total revenue (excluding Linear revenue)	$1,000,519	100%	2%	28%	$984,449	$778,766
Linear Revenue	147,463				—	—
Total Revenue	$1,147,982		17%	47%	$984,449	$778,766

____________

* Percentages are based on total revenue (excluding Linear revenue)

Analog Devices, Second Quarter, Fiscal 2017

Schedule E
Reconciliation of Non-GAAP to GAAP Revenue and Earnings Measures (In thousands, except per-share amounts)
(Unaudited)
See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended
	2Q 17	1Q 17	2Q 16
	April 29, 2017	Jan. 28, 2017	April 30, 2016
GAAP Revenue	$1,147,982	$984,449	$778,766
Y/Y Revenue growth %	47%	28%	(5)%
Q/Q Revenue growth %	17%	(2)%	1%
Acquisition-Related Deferred Revenues	60,759	—	—
Non-GAAP Revenue	$1,208,741	$984,449	$778,766
Y/Y Revenue growth %	55%	28%	(5)%
Q/Q Revenue growth %	23%	(2)%	1%

GAAP Gross Margin	$640,443	$648,504	$510,903
Gross Margin Percentage	55.8%	65.9%	65.6%
Acquisition-Related Deferred Revenues	46,480	—	—
Acquisition-Related Expenses	150,532	2,178	1,476
Acquisition-Related Transaction Costs	200	—	—
Non-GAAP Gross Margin	$837,655	$650,682	$512,379
Gross Margin Percentage	69.3%	66.1%	65.8%

GAAP Operating Expenses	$494,608	$382,236	$303,524
Percent of Revenue	43.1%	38.8%	39.0%
Acquisition-Related Expenses	(74,861)	(18,232)	(17,517)
Acquisition-Related Transaction Costs	(39,766)	(8,011)	—
Restructuring-Related Expense	—	(49,463)	(13,684)
Non-GAAP Operating Expenses	$379,981	$306,530	$272,323
Percent of Non-GAAP Revenue	31.4%	31.1%	35.0%

GAAP Operating Income/Margin	$145,835	$266,268	$207,379
Percent of Revenue	12.7%	27.0%	26.6%
Acquisition-Related Revenues	46,480	—	—
Acquisition-Related Expenses	225,392	20,410	18,993
Acquisition-Related Transaction Costs	39,966	8,011	—
Restructuring-Related Expense	—	49,463	13,684
Non-GAAP Operating Income/Margin	$457,673	$344,152	$240,056
Percent of Non-GAAP Revenue	37.9%	35.0%	30.8%

GAAP Other Expense (Income)	$59,121	$32,959	$12,469
Percent of Revenue	5.1%	3.3%	1.6%
Amortization of Deferred Financing Costs	—	(7,214)	—
Non-GAAP Other Expense	$59,121	$25,745	$12,469
Percent of Non-GAAP Revenue	4.9%	2.6%	1.6%

GAAP Diluted EPS	$0.27	$0.69	$0.55
Acquisition-Related Deferred Revenue	0.13	—	—
Acquisition-Related Expenses	0.65	0.07	0.06
Acquisition-Related Transaction Costs	0.12	0.03	—
Restructuring-Related Expense	—	0.16	0.04
Amortization of Deferred Financing Costs	—	0.02	—
Income Tax Effect of Above Items	(0.09)	(0.03)	—
Impact of State Tax Valuation Release	(0.05)	—	—
Non-GAAP Diluted EPS (1)	$1.03	$0.94	$0.64

(1) The sum of the individual per share amounts may not equal the total due to rounding

Analog Devices, Second Quarter, Fiscal 2017

Schedule F
Reconciliation of Free Cash Flow to Net Cash Flows Provided by Operating Activities
(Unaudited)
(In thousands)

	Three Months Ended
	2Q 17		1Q 17	2Q 16
	April 29, 2017		Jan. 28, 2017	April 30, 2016
Net cash provided by operating activities	$521,464		$314,492	$320,203
% of Revenue	43.1%	(1)	31.9%	41.1%
Capital expenditures	(46,929)		(28,337)	(25,517)
Free cash flow	$474,535		$286,155	$294,686
% of Revenue	39.3%	(1)	29.1%	37.8%

(1) 2Q17 Revenue on a non-GAAP basis and includes acquisition-related deferred revenue outlined on Schedule E.

CONTACT:
Analog Devices, Inc.
Mr. Ali Husain, 781-461-3282
781-461-3491 (fax)
Treasurer and Head of Investor Relations
investor.relations@analog.com